Monthly Insights February 2014	The Taiwan Fund, Inc.

Data as of 2/28/14

Manager's Commentary1

Encouraging economic data was released in Taiwan during the month, particularly on export orders and industrial production. The data indicates that the pace of economic recovery is finally accelerating. In late January, the preliminary fourth quarter 2013 GDP growth number surprised the market on the upside, with 2.95% year-on-year growth, versus the previous gloomy forecast of 1.22% year-on-year made in November 2013. The unexpected strengthening of private consumption (up 3.28% year-on-year driven by the wealth effect from the equity market and new car sales) and capital formation (up 9.19% year-on-year) were the major contributors. With better than expected fourth quarter 2013 GDP, the government's official GDP growth forecast for 2014 was lifted to 2.82% (from 2.59% previously), still conservative compared to the market consensus of approximately 3.0% and our forecast. We believe that in the coming months economic data releases will confirm economic recovery and support the stock market.

Investment Review

Allianz Global Investors U.S. LLC ("AllianzGI US") commenced as the Fund's Interim Investment Manager on February 22, 2014. Up to the transfer date, among the strongest performers were elevator manufacturer Yungtay Engineering and WT Microelectronics, while PC Home Online Inc. was a negative contributor. All three companies are in the top ten holdings of the Fund. For the full month, the Fund's net asset value increased by 1.45% (in US dollar terms).

AllianzGI US has begun the process of restructuring the Fund in a prudent and orderly manner. We will be providing updates on the transition in future Monthly Insights.

Taiwan Outlook

The Taiwan stock market rebounded strongly after tumbling in late January. We believe that positive sentiment towards the stock market remain, especially after recent upbeat economic data releases. Still, smaller-caps are more actively traded versus larger-caps. Despite potential increases in volatility due to the influence of global markets, we nevertheless believe the Taiwanese stock market will stay on its uptrend, bolstered by a healthier economy, solid corporate earnings growth and recovery of exports. By sector, we reiterate our view that technology is likely to outperform versus non-tech after a gloomy 2013, based on more attractive valuations and the recovery of the global Information Technology sector. The non-tech sectors have a potential narrower upside as their valuations were largely lifted in the past two years. The financial sector is a sentiment play for a cross-strait breakthrough in trade negotiations and local elections at the end of the year. We favor stocks with a high growth outlook in 2014. Favorable industries and stocks include LED, cloud-related companies, industrial computers, low-end smartphone and cheap-valued PC/notebook names among the technology companies and for non-tech, we like tire makers, textiles, electronic/machinery, biotech/medical care, auto and housing related exporters and life insurers/securities among the financials.

1. Source: Press release, Directorate General of Budget, Accounting and Statistics, Executive Yuan, R.O.C. (Taiwan), February 18, 2014

In Brief

Net asset value per share	$20.99
Market price	$18.91
Premium/(discount)	-9.91%
Total net assets	$172.6 m
Market cap	$155.5 m
Source: State Street Bank and Trust Company

At February 28, 2014		US$ return
	Fund* %	TAIEX Total Return Index %
One Month	1.45%	2.09%
Three Months	-1.46%	0.38%
One Year	15.33%	10.27%
Three years % pa	3.60%	3.11%

Returns are annualized, except for periods of less than one year.
*Source: State Street Bank and Trust Company.
NAV performance.
†Source: TWSE.
Past performance is no guarantee of future results.

Fund Details

Shares outstanding	8,221,259
Exchange listed	NYSE
Listing date	1986
Investment manager	Allianz Global Investors U.S. LLC
Source: State Street Bank and Trust Company

Fund Manager

Weimin Chang

The Taiwan Fund, Inc.

Objective

The Fund was launched on December 23, 1986 to allow US and other investors to access and participate in the growth of the economy and the stock market in Taiwan, the Republic of China. The Fund's investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan. The Fund is a diversified, closed-end management investment company listed on the New York Stock Exchange (NYSE) under the symbol 'TWN'.

Taiwan, with its global market leadership in high technology goods and its significant investments throughout mainland China and Southeast Asian economies, is now an integral economic player in the Asia Pacific Region as well as around the world. Investing in Taiwan not only allows investors to capitalize on Taiwan's dynamic economy, but also allows investors to reap the growth and investment potential of the mainland China and other emerging economies of the region.

Average Annual Returns
	One Month	Three Months	YTD	1 Year	3 Year	5 Year	10 Year	Inception
NAV*	1.45%	-1.46%	-1.69%	15.33%	3.60%	18.33%	5.87%	8.90%
Market Price*	1.45%	-0.53%	-2.12%	14.54%	3.15%	18.86%	5.92%	7.15%
TAIEX Index	2.09%	0.38%	-1.31%	7.11%	-0.46%	16.93%	3.49%	n/a
TAIEX Total Return Index	2.09%	0.38%	-1.31%	10.27%	3.11%	20.95%	7.37%	n/a
MSCI Taiwan Index	1.71%	-0.24%	-1.64%	6.59%	1.69%	18.24%	4.44%	n/a

Returns are annualized, except for periods of less than one year.

* Source: State Street Bank and Trust Company. Launch date December 23, 1986. Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Net asset value is total assets less total liabilities divided by the number of shares outstanding.

1 Source: MSCI for the MSCI Taiwan Index and TWSE for the TAIEX Total Return Index and the TAIEX Index. For a full description of each index please see the index descriptions section. It is not possible to invest directly in an index.

Returns for the TAIEX Index are not total returns and reflect only changes in the share price but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns.

The TAIEX Total Return Index commenced January 1, 2003. Past performance is no guarantee of future returns.

Premium/Discount

Index Descriptions

TAIEX Index

The TWSE, or TAIEX Index is a capitalization-weighted index of all listed common shares traded on the Taiwan Stock Exchange. The Index was based in 1966 and does not include re-invested dividends.

TAIEX Total Return Index

The TAIEX Total Return Index is a capitalization-weighted index of all listed common shares traded on the Taiwan Stock Exchange, based in 1966, which includes re-invested dividends.

MSCI Taiwan Index

The MSCI Total Return Taiwan Index is a free-float adjusted market capitalization index. The Index represents Taiwanese companies that are available to investors worldwide. The Index has a base date of December 31, 1987. As of November 30, 2013, it contained 107 constituents.

Performance (US$ Returns)
NAV %		Market Price %
One month	1.45%	1.45%
Three months	-1.46%	-0.53%
Three years % pa	3.60%	3.15%
Source: State Street Bank and Trust Company
Sector Allocation
Fund** %		Benchmark†† %
Semiconductor	8.9%	20.0%
Trading and Consumers' Goods	8.8%	1.6%
Biotechnology and Medical Care	8.7%	1.0%
Electronic Products Distribution	8.0%	1.0%
Other Electronic	7.9%	6.4%
Building Material and Construction	7.8%	2.0%
Electric Machinery	6.3%	2.0%
Electronic Parts/ Components	5.7%	4.4%
Computer and Peripheral Equipment	4.9%	6.6%
Information Service	4.4%	0.2%
Shipping/Transportation	3.5%	1.8%
Finance and Insurance	3.5%	13.8%
Plastic	3.0%	6.8%
Textile	3.0%	2.1%
Other	2.2%	3.4%
Tourism	1.9%	0.6%
NA	1.2%	-
Optoelectronic	1.1%	4.3%
Cement	-	1.5%
Food	-	1.9%
Electrical and Cable	-	0.4%
Chemical	-	1.3%
Glass and Ceramic	-	0.4%
Paper and Pulp	-	0.3%
Iron and Steel	-	2.4%
Rubber	-	1.8%
Automobile	-	2.0%
Communications and
Internet	-	6.7%
Oil, Gas and Electricity	-	3.2%
**Source: Allianz Global Investors U.S. LLC ("AllianzGI")
††Source: Bloomberg , Taiwan Stock Exchange (TWSE) industry classification
15 Largest Holdings
	% of net assets
WT Microelectronics Co., Ltd.		8.0%
YungShin Global Holding Corp.		6.7%
Taiwan Semiconductor Manufacturing Co., Ltd.		5.4%
Advantech Co., Ltd.		4.9%
Yungtay Engineering Co., Ltd		4.6%
PC Home Online		4.4%
Aurora Corp.		4.2%
Taiflex Scientific Co., Ltd.		3.8%
Mercuries & Associates, Ltd.		3.8%
Yem Chio Co., Ltd.		3.0%
Far Eastern New Century Cor|p.		2.7%
Goldsun Development & Construction Co., Ltd.		2.6%
Test-Rite International Co., Ltd.<		2.6%
MPI Corp.		2.6%
Taiwan Tea Corp.		2.4%
Source: State Street Bank and Trust Company.

The Taiwan Fund, Inc.

Portfolio in Full

Sector	Company (BGB ticker)	Price NT$	Holding	Value US$	% of net assets
Semiconductor					8.9
Taiwan Semiconductor Manufacturing Co., Ltd.	2330 TT	108	2626000	9,360,618	5.4
MPI Corp.	6223 TT	93	1448000	4,444,650	2.6
MediaTek, Inc.	2454 TT	445	100000	1,468,744	0.9

Trading and Consumers' Goods	8.8
Mercuries & Associates, Ltd.	2905 TT	20.05	9912429	6,559,648	3.8
Test-Rite International Co., Ltd.	2908 TT	22.7	6075260	4,551,733	2.6
Taiwan Tea Corp.	2913 TT	26.4	4731000	4,122,331	2.4

Biotechnology and Medical Care	8.7
YungShin Global Holding Corp.	3705 TT	57	6146000	11,562,545	6.7
Pacific Hospital Supply Co., Ltd.	4126 TT	87.8	1165456	3,377,353	2.0

Electronic Products Distribution	8.0
WT Microelectronics Co., Ltd.	3036 TT	38.3	10901900	13,781,199	8.0

Other Electronic	7.9
Aurora Corp.	2373 TT	59.7	3669000	7,229,497	4.2
Acter Co., Ltd.	5536 TT	126.5	941179	3,929,604	2.3
Lumax International Corp., Ltd.	6192 TT	77.3	985000	2,513,054	1.4

Building Material and Construction	7.8
Goldsun Development & Construction Co., Ltd.	2504 TT	12.25	11314980	4,574,840	2.6
King's Town Construction Co., Ltd.	2524 TT	27.9	4329764	3,987,075	2.3
Taiwan Land Development Corp.	2841 TT	11.3	7931129	2,958,009	1.7
Hung Poo Real Estate Development Corp.	2536 TT	28.55	2180873	2,055,051	1.2

Electric Machinery	6.3
Yungtay Engineering Co., Ltd.	1507 TT	85.8	2825000	8,000,033	4.6
Sinmag Equipment Corp.	1580 TT	175.5	430000	2,490,759	1.5
Tatung Co., Ltd.	2371 TT	9.97	1270897	418,207	0.2

Electronic Parts/Components	5.7
Taiflex Scientific Co., Ltd.	8039 TT	57.6	3452821	6,564,212	3.8
King Slide Works Co., Ltd.	2059 TT	351.5	285000	3,306,406	1.9

Computer and Peripheral Equipment	4.9
Advantech Co., Ltd.	2395 TT	191.5	1335100	8,438,565	4.9

Information Service	4.4
PC Home Online	8044 TT	217.5	1048128	7,524,188	4.4

Shipping and Transportation	3.5
First Steamship Co., Ltd.	2601 TT	18.9	6177714	3,853,680	2.2
Taiwan High Speed Rail Corp.	2633 TT	5.32	12597600	2,212,002	1.3

Finance and Insurance	3.5
Yuanta Financial Holding Co., Ltd.	2885 TT	15.9	6321000	3,317,179	1.9
Union Bank of Taiwan	2838 TT	10.85	7793207	2,790,821	1.6

Plastic	3.0
Yem Chio Co., Ltd.	4306 TT	23	6896106	5,235,013	3.0

Textile	3.0
Far Eastern New Century Corp.	1402 TT	31.85	4430207	4,657,142	2.7
Formosa Taffeta Co. Ltd.	1434 TT	32.75	400000	432,372	0.3

Other	2.2
Taiwan Secom Co., Ltd.	9917 TT	77.1	728000	1,852,558	1.1
Taiwan-Sogo Shinkong Security Corp.	9925 TT	43.9	1378000	1,996,640	1.1

Tourism	1.9
Wowprime Corp.	2727 TT	456	215000	3,235,857	1.9

NA	1.2
Good Friend International Holdings, Inc., TDR	912398 TT	8.9	6990000	2,053,304	1.2

Optoelectronic	1.1
Epistar Corp.	2448 TT	71.2	800000	1,879,992	1.1

The Taiwan Fund, Inc.

Important Information

This document is issued and approved by Allianz Global Investors U.S. LLC ("AllianzGI"), as investment adviser of The Taiwan Fund, Inc. (the 'Fund'). AllianzGI is an investment adviser registered with the U.S. Securities and Exchange Commission. Information herein is believed to be reliable but has not been verified by AllianzGI. AllianzGI makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed ended US fund and its shares are listed on the New York Stock Exchange. AllianzGI has been appointed investment adviser to the Fund.

This newsletter does not constitute an offer of shares. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are bought and sold on the open market through a stock exchange. AllianzGI, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell any security, including the securities, commodities, currencies or financial instruments referred to herein.

Portfolio holdings are subject to change daily.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

■
It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.

■
Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.

■
Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund's income and the value of its investments.

■
The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

The Taiwan Fund, Inc., c/o State Street Bank and Trust Company, 2 Avenue de Lafayette, P.O. Box 5049, Boston, MA, 02111. www.thetaiwanfund.com

Investment Products: Not FDIC Insured | May Lose Value | Not Bank Guaranteed	AGI-2014-03-25-9235 | FS-TWF-0214